AMENDMENT TO
MANAGEMENT AGREEMENT

This amendment to the Management Agreement ("Amendment") is made by and between BlockSafe Technologies, Inc., a Wyoming corporation (the "Company") and StrikeForce Technologies, Inc., a Wyoming corporation (the "Manager" and collectively with the Company, the "Parties").

WHEREAS, the Parties entered into a Management Agreement, on June 1, 2018 (the "Agreement"); and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties hereto hereby agree as follows:

1. Section 4.1 of the Agreement is modified to read as follows:

4.1 (a) For undertaking this engagement, and for other good and valuable consideration, the Company agrees to pay the Manager the sum of Thirty-Six Thousand Dollars ($36,000) a month minimally over a three year period and billable at the end of each month (the "Monthly Fee"). Such payment will be monthly and payable on or before the 15th day of the following month according to the attached Amendment.

(b) The Monthly Fee commences as of January 1, 2018, and shall accrue until such time as the Company receives an aggregate financing of Five Hundred Thousand Dollars ($500,000) and then continues in monthly payments as stated above. The Parties may agree to adjust the Monthly Fee based on additional or reduced costs (for example, as a result of a cancellation or major changes to the product and overall enhancements).

(c) The Parties agree and acknowledge that the Monthly Fee for Exchange Defender™, and Crypto Defender's™ enhancements, development, support and upgrades are included in the R&D fee paid to StrikeForce as the Monthly Fee for minimally as long as support continues beyond the required three years.

(d) The additional fee of $5,000,000.00 is also owed to the Manager for the one time license fee of the products, as well as being given the ownership of Blockchain Defender™. This fee is to be paid $138,888.89 with the last four payments (months) at $138,888.88. These payments are due once BlockSafe accomplishes receiving $1,000,000.00 and every month thereafter as long as BlockSafe has more than double the amount owed each and every month.

(d) The Parties reserve the right to mutually amend the fees above and will memorialize any adjustment in an updated Amendment.

2. Section 8 of the Agreement is modified add the following:

Manager retains the right to use and market the patent pending Blockchain Defender™ perpetually for a royalty fee to the Company of 15%.

IN WITNESS WHEREOF, the parties here cause this Amendment to be duly executed as of the date first above written.

Manager:		The Company:	
Name	**StrikeForce Technologies, Inc.**	Name	**BlockSafe Technologies, Inc.**
By	[signature]	By	[signature]
Name	MARK L. KAY	Name	GEORGE WALLER
Title	CEO	Title	CEO